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                                                                   EXHIBIT 10.12

                           SECOND AMENDMENT TO LEASE

          THIS SECOND AMENDMENT TO LEASE (this "Amendment"), dated as of June

16/TH/ 1998, is entered into by and between ZORO, LLC, a California limited liability company ("Landlord"), FOCAL COMMUNICATIONS CORPORATION, a Delaware corporation ("Tenant"). Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Lease (as hereinafter defined).

          THE PARTIES ENTER into this Amendment on the basis of the following facts, understandings and intentions:

          A. Landlord and Tenant entered into that certain Lease dated January 26, 1998 (the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises more particularly described therein (the "Premises"), located in the second floor of the building owned by Landlord at 650 Townsend Street, San Francisco, California (the "Building").

          B. The parties entered into a First Amendment to Lease (the "First Amendment") dated as of March 3, 1998 (the Original Lease, as amended by the First Amendment is referred to herein as the "Lease").

          C. The First Amendment contemplates the construction and installation of a Shared Auxiliary and Emergency Power Facility.

          D. The parties wish to amend the First Amendment to provide for the specific equipment to be incorporated into the Facility, and the allocation of costs to be incurred in the design and installation of said equipment.

          NOW, THEREFORE, based on the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

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     1.   Auxiliary And Emergency Power Facility.
          --------------------------------------

          (a) Landlord and Tenant hereby agree that, notwithstanding anything to the contrary in the First Amendment, Tenant shall engage and supervise the Approved Contractor (as hereinafter defined) for the construction and installation of the following:

             (i) a 1,250 kilowatt emergency generator (the "Generator"), (ii) supplemental chiller equipment with the capacity of 250 tons of cooling (the "Chiller"), (iii) related conduit, cabling and infrastructure to accommodate the Generator and the Chiller, including, without limitation, an electrical switch / distribution panel and related equipment capable of distributing up to 4,000 amperes of power for Tenant and Subsequent Users of which Tenant shall have the right to utilize 2,000 amperes (provided Tenant shall not be responsible to provide conduit, cabling and infrastructure for such Subsequent Users), and (iv) an above-ground, 9,000 gallon capacity, fuel tank (the "Fuel Tank") capable of serving an additional user or users.

The foregoing improvements and components are hereinafter referred to as the "Facility" and such term shall supersede and replace the definition of said term as used in the First Amendment. In accordance with Section 9.1(b) of the Original Lease, Landlord hereby approves Swinerton and Walberg (the "Approved Contractor") as the contractor for the installation and construction of the Facility. Except as provided in subparagraph (b) hereof, the provisions of
Section 9.1 of the Lease relating to Tenant's obligations with respect to Alterations shall be deemed applicable to Tenant's work with respect to the Facility.

          (b) Notwithstanding anything to the contrary in Section 9.1(c) of the Original Lease, Landlord agrees that the construction management fee charged to Tenant in connection with Landlord's review and coordination of the design, construction and installation of the Facility shall be $90,000.

          (c) Tenant's plans and specifications with respect to the Facility shall be prepared by Tenant, with the advice and consultation of Landlord's consultants, and submitted to Landlord for Landlord's approval in accordance with Section 9.2 of the Original Lease.

          (d) The Phase One capacities provided in Paragraph 3 of the First Amendment are hereby amended and restated as follows:

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                                             Phase One
            (i)   Generator                  1,250 kw
            (ii)  Chiller                      250 tons
            (iii) Transformer                4,000 amps
            (iv)  Fuel Tank                  9,000 gallons

          (e) Paragraph 1 of the First Amendment shall be deemed amended to the extent inconsistent with this Paragraph, and Paragraphs 2 and 3 of the First Amendment are hereby deleted in their entirety and are of no further force and effect. Without limiting the generality of the foregoing, all references in the First Amendment to "Phase Two" are hereby deleted.

     2.   Allocation And Responsibility For Cost.
          --------------------------------------

          (a) Notwithstanding anything to the contrary in the First Amendment, Tenant shall be solely responsible for the entire cost and expense associated with the design, construction and installation of the Facility; provided, however, Landlord will reimburse Tenant following lien free completion of the Facility for that portion of the cost and expense thereof equal to the lesser of
(i) Two Hundred Fifty Thousand Dollars ($250,000), or (ii) eight percent (8%) of Tenant's out-of-pocket costs and expenses in connection with the design, construction and installation of the Facility, including Landlord's construction management fees (Landlord's share of such cost and expense as hereinabove determined is hereinafter referred to as "Landlord's Share"). Tenant's shall provide Landlord with documentation in support of any request for reimbursement of Landlord's Share in reasonably sufficient detail to enable Landlord to review Tenant's determination and calculation of Landlord's Share. Any dispute between the parties shall be resolved by Arbitration as provided in the First Amendment.

          (b) Paragraphs 4(a) - (c) of the First Amendment are hereby deleted in their entirety and are of no further force and effect.

     3.   Future Capacity.
          ---------------

          (a) Landlord shall have the right, from time to time, upon no less than thirty (30) days prior written notice, to add to the Facility generator and chiller units or modules

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providing additional capacity. In so doing, Landlord shall use reasonable efforts not to disrupt Tenant's use of the Facility, Generator and Chiller units or modules without Tenant's consent which shall not be unreasonably withheld. Tenant agrees to cooperate with Landlord and/or other Building tenants (the "Subsequent Users") to whom Landlord grants rights to use the Facility. For so long as Tenant is providing maintenance and repair services with respect to the Facility, Landlord shall condition Subsequent Users' use of the excess capacity of the chiller on their entering into arrangements for reimbursement with Tenant for Tenant's maintenance and repair expenses associated with the chiller; provided, however, Tenant shall only charge Subsequent Users for its actual costs of maintenance and repair.

          (b) Without limiting the generality of the terms of Paragraph 3(a) above, Tenant agrees that at all times during the term of the Lease, Landlord shall have the right to allocate to Subsequent Users the use of fuel from the Fuel Tank in the aggregate amount of thirty percent (30%) of the Fuel Tank capacity. but in no event less than 3,000 gallons (the "Landlord Gallon Allocation"). The use by Tenant (or the allocation by Tenant to ZD) of fuel in excess of an amount that enables Landlord to use or to allocate to Subsequent Users the Landlord Gallon Allocation shall be deemed an Event of Default (as defined in Article 9 of the Lease) under the Lease.

          (c) If ZD does not utilize the capacity allocated to ZD under the terms of Paragraph 4(d) of the First Amendment, Tenant may re-sell such capacity to other tenants of the Building, or to Landlord, at a price and on terms as may be mutually agreed upon, but otherwise subject to the terms of the Lease, as amended hereby.

          (d) Paragraph 4(e) of the First Amendment is hereby deleted in its entirety, and is of no further force and effect.

     4.   TIMING. Subject to Landlord's approval of detailed plans and
          ------
specifications with respect to the Facility, Tenant shall commence installation and construction of the Facility on or before July 1, 1998. Subject to delays attributable to Force Majeure (as that term is defined in the Lease), and delays which are attributable to Tenant, its agents, affiliates, employees, contractors, or any entity formed by Tenant to install the Facility, Tenant shall

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substantially complete the construction and installation of the Fuel Tank (as defined in Section 1(a) above) (and the same shall be fully operational) on or before September 30, 1998.

     5.   Letter of Credit. In order to secure the performance by Tenant of its
          ----------------
obligations under the Lease, as amended by this Amendment, with respect to the design, construction and installation of the Facility, Tenant shall obtain and deliver to Landlord prior to commencement of any actual work in the Building an irrevocable standby letter of credit issued by the California office of a United States bank authorized to conduct banking business in the State of California, in the amount of $3,000,000 (the "Letter of Credit"). The expiry date of the Letter of Credit shall be December 31, 1998. Landlord shall be entitled to draw on the entire sum of the Letter of Credit upon Landlord's declaration of an Event of Default under the Lease resulting from Tenant's default under its obligations under this Amendment, and no other act or notice shall be required by Landlord in order to be entitled to draw on the entire sum of the Letter of Credit. The remedy in the preceding sentence shall be Landlord's sole remedy upon an Event of Default under the Lease resulting from Tenant's default under its obligations under this Amendment. Landlord shall apply the proceeds of the Letter of Credit to pay (i) any mechanic's or materialmen's liens arising from construction of the Facility and/or (ii) to complete construction of the Facility and sums remaining after payment of such sums (including, without limitation, any attorneys' fees of Landlord) shall be returned to Tenant following substantial completion of the Facility. Landlord shall return the unused portion of the Letter of Credit to Tenant upon completion of the Facility in accordance with, and as required by the terms of, Paragraph 4 of this Amendment. The form and substance of the Letter of Credit in a manner consistent with this Paragraph 5 shall be acceptable in all respects to Landlord.

     6.   Full Force and Effect. Except as amended hereby, the Lease remains
          ---------------------
unamended, and as amended hereby the Lease is in full force and effect.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                   "LANDLORD"

                                   ZORO, LLC,
                                   a California limited liability company

                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                      -----------------------------------

                                   Its:  MANAGING MEMBER
                                       ----------------------------------


                                   "TENANT"

                                   FOCAL COMMUNICATIONS CORPORATION,
                                   a Delaware corporation,


                                   By: /s/ [SIGNATURE ILLEGIBLE]^^
                                      -----------------------------------

                                   Its: EVP
                                       ----------------------------------

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